LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT is entered into as of September 1, 2009 by and between eMagin Corporation, a Delaware Corporation (“Borrower”), and Access Business Finance, LLC (“Lender”).

RECITALS

A. Borrower has requested that Lender provide financial accommodations to Borrower as more fully set forth herein and in the Loan Documents.

B. The Obligations will be guaranteed by Guarantors.

NOW, THEREFORE, in consideration of the premises, and intending to be legally bound hereby, the Parties hereby agree as follows:

AGREEMENT

1. Certain Definitions and Index to Definitions.

1.1. Accounting Terms. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP consistently applied.
1.2. Definitions. All other terms contained in this Agreement, which are not specifically defined herein, shall have the meanings provided in the UCC to the extent the same are used herein. All references herein to the singular or plural shall also mean the plural or the singular, respectively. As used herein, the following terms shall have the following meanings:
1.2.1. “Advances” - see Section 2.1.1 hereof.
1.2.2. “Agreement” - this Loan and Security Agreement, together with all exhibits and schedules hereto, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, or replaced.
1.2.3. “Allowable Amount” - the lesser of (i) the Borrowing Base less Availability Reserves and (ii) the Maximum Amount.
1.2.4. “Audit Fee” – The current hourly rate per examiner, plus travel expenses.
1.2.5. “Availability Reserves” - as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Advances which would otherwise be available to Borrower hereunder:
1.2.5.1. To reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, do or may affect either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or prospects of Borrower or any Obligor, or (iii) the security interest and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof);
1.2.5.2. To reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect; or
1.2.5.3. In respect of any state of facts that Lender determined in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

1.2.6. “Average Unused Portion of Maximum Amount” - the Maximum Amount less the average Obligations that were outstanding during the immediately preceding month.
1.2.7. “Avoidance Claim” - any claim that any payment received by Lender from or for the account of an Account Debtor is avoidable under the United States Bankruptcy Code or any other state or federal debtor relief statute.
1.2.8. “Balance Subject to Interest” – The sum of the unpaid balances of: 1.2.8.1. Advances;
1.2.8.2. Payments by Lender on account of Letters of Credit;
1.2.8.3. Other payments made by Lender arising hereunder for which Borrower is liable to Lender.
1.2.9. “Banking Day” – A day on which a commercial bank is open for business in the Chosen State.
1.2.10. “Borrower” - see Preamble hereof.
1.2.11. “Borrowing Base” – the sum of:
1.2.11.1. (i) Seventy-Five (75%) of the Net Face Amount of Borrower's Eligible Accounts, plus the lesser of (1) N/A% of the Value of Eligible Inventory, (2) $N/A or (3) N/A of the Net Face Amount of Borrower’s Eligible Accounts.
1.2.12. “Borrowing Base Certificate” - a request for an Advance, in a form acceptable to Lender.
1.2.13. “Borrowing Minimum Monthly Income” - $6,000.00.
1.2.14. “Business Day” - any day which is not a Saturday, Sunday, or other day on which national banks are authorized or required to be closed.
1.2.15. “Chosen State” - Washington.
1.2.16. “Claim” – a claim by an Account Debtor, of any defense, dispute, offset, counterclaim, or rights of return or cancellation with respect to any Account.
1.2.17. “Clearance Days” - three (3) Business Days.
1.2.18. “Collateral” – All Borrower’s present and future Accounts, Chattel Paper, Goods (including Inventory and Equipment), Instruments, Investment Property, Documents, and General Intangibles, and the proceeds thereof.
1.2.19. “Collateral Management Fee” - .4% per month of Balance Subject to Interest. 1.2.20. “Contractual Termination Date” – The end of the Initial Term or any Renewal Term, as the case may be.
1.2.21. “Credit Accommodation” - any advance or other extension of credit by Lender to or on behalf of Borrower hereunder.
1.2.22. “Default Rate” – 15% per annum in excess of the Interest Rate. 1.2.23. “Default Waiver Fee” - $1,000.00.
1.2.24. “Delinquent Account” – see Section 1.2.26 (a).
1.2.25. “Early Termination Date” – the date on which this Agreement terminates at the request of Borrower other than a Contractual Termination Date.
1.2.26. “Early Termination Fee” – the greater of the product of (x) the number of months (or portions thereof) between the next Contractual Termination Date and the Early Termination Date and (y) the greater of (1) the average monthly interest for the immediately preceding three months, or (2) the Minimum Monthly Income, but no less than $18,000.00.
1.2.27. “Eligible Account” - an Account, excluding the following:
(a)	Any Account which remain uncollected for more than 90 days from invoice date (each a “Delinquent Account”);

(b)	Finance Charges assessed by Borrower against past due Account Debtors.
(c) Any Account due from an Account Debtor that is insolvent;
(d)	Any Account due from an Account Debtor affiliated with Borrower in any manner;
(e)	Any Account which is not unconditionally due and owing;
(f)
Any Account owing by an Account Debtor which does not have a place of business in the United States or which is not payable in US dollars, other than an Account (i) covered by credit insurance in form and amount, and by an insurer, satisfactory to Lender, or (ii) supported by a letter of credit issued by a financial institution acceptable to Lender;

(g)
Any Account due from an Account Debtor who is any national, federal state or municipal government, including, without limitation, any instrumentality, division, agency, body or department thereof, except where the Account Debtor is bound to make payment directly to Lender;

(h)	Accounts commonly known as “bill and hold” or a similar arrangement;
(i)	Accounts due from an Account Debtor as to which 10% percent or more of the aggregate dollar amount of all outstanding Accounts owing from such Account Debtor are Delinquent Accounts.
(j)	That portion of Accounts due from an Account Debtor which is in excess of 10% percent of Borrower's aggregate dollar amount of all outstanding Accounts Receivable;
(k)	Accounts for which Borrower is or may become indebted to the Account Debtor;
(l)	Accounts which are not free of all liens, encumbrances, charges, rights and interest of any kind, except in favor of Lender;
(m)	Accounts which are supported or represented by a promissory note, postdated check or letter of credit unless Lender holds a first perfected security interest therein;
(n)	That portion of Accounts due from an Account Debtor which is in excess of any credit limit set by Lender for such Account Debtor;
(o)	Accounts that are payable in other than United States Dollars;
(p)	Accounts that represent progress payments or other advance billings that are due prior to the completion of performance by Borrower of the subject contract for goods or services;
(q)	Accounts that are unsuitable as collateral, as determined by Lender in the exercise of its reasonable sole discretion.
1.2.28. “Eligible Inventory” – Finished goods and raw materials Inventory of Borrower which is:
1.2.28.1. Subject to Lender’s first priority, perfected security interest;
1.2.28.2. Of good and merchantable quality free from defects;
1.2.28.3. Not owned by Borrower for more than 180 days; and
1.2.28.4. Otherwise acceptable to Lender in its reasonable sole discretion. 1.2.29. “Event of Default” - see Section 12 hereof.
1.2.30. “Exposed Payments” – Payments received by Lender from an Account Debtor that has become subject to a bankruptcy proceeding, to the extent such payments cleared said Account Debtor’s deposit account within ninety days of the commencement of said bankruptcy case.
1.2.31. “GAAP” - means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and pronouncements of the Financial Accounting Standards Board (or any successor authority) that are applicable as of the date of determination.
1.2.32. “Guarantors” - all entities now or hereafter guaranteeing the Obligations. 1.2.33. “Initial Borrowing Date – See Section 3.2.1.2.1.
1.2.34. “Initial Term” - one (1) year from the date hereof.
1.2.35. “Interest Rate” – 4.00% percent per annum in excess of the Prime Rate but no less than 7.25%. Any change in the Interest Rate shall be effective as of the date of any change in the Prime Rate.
1.2.36. “Key Employees” - Andrew G. Sculley and Paul Campbell.
1.2.37. “Lender” – See Preamble.
1.2.38. “Loan Documents” - this Agreement, together with any documents, instruments and agreements, executed and/or delivered in connection herewith, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
1.2.39. “Loan Fee” - 1% of the Maximum Amount at the time this fee accrues.
1.2.40. “Lock Box Address” – A United States Postal Services post office box under the control of the Lock Box Bank.
1.2.41. “Lock Box Bank” – U. S. Bank National Association.
1.2.42. “Maximum Amount” - $3,000,000.00.
1.2.43. “
1.2.44. “Minimum Monthly Income” - $5,000.00
1.2.45. “Minimum Tangible Net Worth” - N/A.
1.2.46. “Misdirected Payment” – any payment on an Account, which has been received by Borrower and not delivered in kind by Borrower to Lender within three (3) Business Days of receipt thereof.
1.2.47. “Misdirected Payment Fee” - the greater of (i) $1,000.00 or (ii) 15% of the amount of any Misdirected Payment.
1.2.48. “Monetary Collateral” - cash, checks or other proceeds of Collateral in tangible form.
1.2.49. “Net Face Amount” - with respect to an Account, the gross face amount of such Account less all trade discounts or other deductions and claims to which the Account Debtor is contractually entitled.
1.2.50. “Obligated Party” - any entity obligated with respect to any Collateral.
1.2.51. “Obligations” - all present and future obligations owing by Borrower to Lender whether arising hereunder or otherwise, and whether arising before, during or after the commencement of any Bankruptcy Case in which Borrower is a Debtor.
1.2.52. “Prime Rate” - The prime rate as reflected in the Wall Street Journal from time to time. If the prime rate is reflected as a range, then the Prime Rate as used herein shall be the highest amount in said range.
1.2.53. “Renewal Term” - one year.
1.2.54. “Special Credit Accommodation” – A Credit Accommodation in excess of the Allowable Amount, made at the request of Borrower.

1.2.55. “Special Credit Accommodation Surcharge” – The greater of 2% percent of the amount of any Special Credit Accommodation or $500.00.
1.2.56. “Standard Fee Schedule” - the schedule of Lender’s standard fees for services.
1.2.57. “Subordinating Creditor” – any creditor of the Borrower which has executed a Subordination Agreement.
1.2.58. “Subordination Agreement” - a subordination agreement in form and substance acceptable to Lender whereby Subordinating Creditor subordinates, in favor of Lender, obligations owed to it by Borrower.
1.2.59. 37HUPinQtionLRQtL” - the earlier of (i) the Contractual Termination Date or (ii) the date on which Lender elects to terminate this Agreement pursuant to the terms herein.
1.2.60. 38&&” - The Uniform Commercial Code in effect in the Chosen State at the date on which a determination thereunder is to be made.
1.2.61. “Unused Line Fee” - waived.
1.2.62. “Value of Eligible Inventory” - As determined by Lender in good faith, the lower of (a) cost, computed on a first-in-first-out basis in accordance with GAAP, or (b) market value.

2. Credit Facilities.

2.1. Advances. Subject to the terms and conditions of this Agreement, from the date on which this Agreement becomes effective until the Termination Date:
2.1.1. Lender, shall, from time to time, at the request of Borrower, make advances (“Advances”) to Borrower, less any Availability Reserves, so long as, before and after such Advance, the Obligations do not exceed the Allowable Amount.
2.1.2. Lender may, in its discretion, from time to time reduce the Borrowing Base to the extent that Lender determines in good faith that:
2.1.2.1. The dilution with respect to the Accounts for any period (based on the ratio of (a) the aggregate amount of reductions in Accounts other than as a result of payments in cash to (b) the aggregate amount of total sales) has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels;
2.1.2.2. The general creditworthiness of Account Debtors has declined; or
2.1.2.3. The number of days of the turnover of the Inventory for any period has changed in any material respect, or (a) the liquidation value of the Eligible Inventory, or any category thereof, has decreased, or (b) the nature and quality of the Inventory has deteriorated.
2.2. Special Credit Accommodations.
2.2.1. Lender may, in its discretion, from time to time make a Special Credit Accommodation available to Borrower.
2.2.2. Each Special Credit Accommodation shall be payable on demand. 2.3. General Provisions.
2.3.1. Borrowing Base Certificate. Each request from Borrower for a Credit Accommodation shall be accompanied by a Borrowing Base Certificate, completed and signed by Borrower.
2.3.2. Crediting Borrower's Account. All Credit Accommodations by Lender may be made by deposits or transfers to any demand deposit account of Borrower.

2.3.3. Authorization for Credit Accommodations. Subject to the terms and conditions of this Agreement, Lender is authorized to make Credit Accommodations:
2.3.3.1. Upon telephonic, facsimile or other instructions received from anyone purporting to be an officer, employee or representative of Borrower; or
2.3.3.2. At the sole discretion of Lender, and notwithstanding any other provision in this Agreement, if necessary to meet any Obligations, including but not limited to any interest not paid when due.
2.4. Limitations on Credit Accommodations. Notwithstanding anything to the contrary contained herein, Lender shall not be obligated to make a Credit Accommodation if, before or as a result thereof, the Obligations shall exceed the Allowable Amount.

3. Payments by Borrower.

3.1. In General.
3.1.1. Place of Payments. All payments hereunder shall be made by Borrower to Lender at Lender’s address set forth herein or at such other place as Lender may designate in writing.
3.1.2. ACH Debits. In order to satisfy any of the Obligations, Lender is hereby authorized by Borrower to initiate electronic debit entries through the ACH or other electronic payment system to any account maintained by Borrower. At the Lender's request, Borrower shall execute and deliver to Lender an authorization agreement for ACH debits.
3.2. Interest and Fees.
3.2.1. Interest.
3.2.1.1. Basic Interest. Subject to Section 3.2.1.3 hereof, interest on the Balance Subject to Interest shall be payable monthly, in arrears, shall be computed at the Interest Rate, and shall be due on the first (1st) day of each month following the accrual thereof. Lender is authorized to debit Borrower's loan account on the first Business Day of each month for interest accrued hereunder during the preceding month.
3.2.1 .2. Minimum Monthly Interest.
3.2.1 .2.1. As of the first day of the month following the first full month after this agreement has been executed by the parties, and until such time as the Obligations are greater than zero (the “Initial Borrowing Date”), Borrower shall pay the Minimum Monthly Income to Lender on the first day of each month.
3.2.1.2.2. Subsequent to the Initial Borrowing Date, Borrower shall pay to Lender, on the first day of each month, any amount by which the interest and Collateral Management Fee earned in the preceding month was less than the Borrowing Minimum Monthly Income.
3.2.1.3. Default Interest. Immediately upon the occurrence of an Event of Default, interest shall be charged at the greater of: (i) interest on the Balance Subject to Interest computed at the Default Rate; (ii) the monthly average of all interest and fees paid by Borrower to Lender hereunder for the preceding one-hundred eighty (180) days (or portion thereof if Obligations have not been outstanding for at least one-hundred eighty (180) days); or (iii) the Minimum Monthly Income for each applicable Month or portion thereof. Lender's failure to assess interest at the Default Rate as provided hereunder shall not be deemed a waiver by Lender to charge such Default Rate.

3.2.1.4. Calculation of Interest. All interest charged hereunder shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.
3.2.1.5. Application of Collections. Lender shall, for the purpose of the computation of interest due hereunder, add the Clearance Days to any payments, which is acknowledged by the parties to constitute an integral aspect of the pricing of Lender's facility to Borrower, and shall apply irrespective of the characterization of whether receipts are owned by Borrower or Lender. Should any check or item of payment not be honored when presented for payment, then Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly.
3.2.2. Fees.
3.2.2.1. Audit Fee. Borrower shall immediately pay to Lender an Audit Fee, in addition to Lender’s related out-of-pocket expenses, in connection with each audit Lender performs or causes to be performed hereunder.
3.2.2.2. Collateral Management Fee. Borrower shall pay the Collateral Management Fee to Lender monthly, in arrears, on the first (1st) day of each month following the accrual thereof.
3.2.2.3. Default Waiver Fee. Borrower shall pay the Default Waiver Fee to Lender, immediately upon the waiver by Lender of any Event of Default hereunder, so long as the waiver was done at the Borrower’s request.
3.2.2.4. Early Termination Fee.
3.2.2.4.1. Borrower shall immediately pay to Lender the Early Termination Fee if Borrower terminates this Agreement, becomes the debtor in a case filed under the United States Bankruptcy Code or any similar state proceeding, or repays the Obligations (whether by acceleration or otherwise, except if such repayment is due to termination of this Agreement by Lender) prior to the end of the Contractual Termination Date.
3.2.2.5. Loan Fee. Borrower shall pay $25,000 to Lender on the date hereof, and shall pay the Loan Fee on the first day following each Contractual Termination Date until the later of (i) termination of this Agreement, and (ii) full payment of all Obligations.
3.2.2.6. Misdirected Payment Fee. Borrower shall pay the Misdirected Payment Fee to Lender, immediately on its accrual, on the amount of any Misdirected Payment.
3.2.2.7. Special Credit Accommodation Surcharge. Borrower shall pay the Special Credit Accommodation Surcharge to Lender immediately when incurred, in addition to all other interest, fees and other charges payable on such Credit Accommodation.
3.2.2.8. Standard Fees. Borrower shall pay to Lender fees for such services as Lender customarily charges, as set forth in Lender’s Standard Fee Schedule, a copy of which will be provided to Borrower on demand. Lender shall have the right to change all or any of such fees upon ten days notice to Borrower.
3.2.2.9. Unused Line Fee. Borrower shall pay the Unused Line Fee to Lender monthly, in arrears on the first (1st) day of each month following the accrual thereof.

4.      Grant of Security Interest. To secure the performance of the Obligations, Borrower grants to the Lender a security interest in the Collateral, and all proceeds and products thereof.

5.      Authorization to File Financing Statements.

5.1. The Borrower irrevocably authorizes the Lender to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that:
5.1.1. Indicate the Collateral as all assets of the Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, or as being of an equal or lesser scope or with greater detail;
5.1.2. Contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Borrower is an organization, the type of organization, and any organization identification number issued to the Borrower and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral to be as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates;
5.1.3. Contain a notification that the Borrower has granted a negative pledge to the Lender, and that any subsequent lien or may be tortuously interfering with Lender’s rights;
5.1.4. Advises third parties that any notification of Borrower’s Account Debtors will interfere with Lender’s collection rights;
5.2. The Borrower agrees to furnish any of the foregoing information to the Lender promptly upon request;
5.3. The Borrower ratifies its authorization for the Lender to have filed any like initial financing statements or amendments thereto if filed prior to the date hereof; and
5.4. The Lender may add any supplemental language to any such financing statement as Lender may determine to be necessary or helpful in acquiring or preserving rights against third parties.

6. Collection and Administration of Accounts.

6.1. Borrower shall direct its customers to send the proceeds of Accounts to the Lock Box Address or deposit account as directed by Lender.
6.2. Thirty days prior to the Initial Borrowing Date, Borrower and Lender shall execute, and Borrower shall cause Lock Box Bank to execute the Blocked Account Control Agreement (With Lockbox Services) which is Exhibit 6.2 hereto.
6.3. Immediately after the Initial Borrowing Date, in the event Borrower receives proceeds of Collateral in the form of a wire transfer or other intangible funds transfer mechanism, Borrower shall immediately pay such proceeds to Lender.
6.4. Lender's Powers. Borrower hereby authorizes Lender, at Borrower's sole expense, to exercise at any time in Lender's discretion all or any of the following powers, which powers are irrevocable until all of the Obligations have been paid in full:
6.4.1. Receive, take, endorse, assign, deliver, accept and deposit, in the name of Lender or Borrower, any and all cash, checks, commercial paper, drafts, remittances and other instruments and documents relating to the Collateral or the proceeds thereof;
6.4.2. Pay any sums necessary to discharge any lien or encumbrance that is senior to Lender's security interest in the Collateral, which sums shall be included as Obligations hereunder.
6.4.3. Send requests (which may identify the sender by a pseudonym) for verification of any Accounts directly to the Account Debtor or any bailee of the Collateral.
6.4.4. Lender may notify Borrower’s customers that that the underlying Account has been assigned to Lender and that payment thereof is to be made to the order of Lender and sent directly to Lender. The notification may be in the form of Exhibit 6.4.4.

6.5. Release. Borrower hereby releases and exculpates Lender, its officers, employees, agents, designees, attorneys, and accountants from any liability arising from any acts under this Agreement or in furtherance thereof, whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except for gross negligence or willful misconduct. In no event shall Lender have any liability to Borrower for lost profits or other special or consequential damages.

7.            Representations and Warranties by Borrower.

7.1. All Accounts listed on any report provided by Borrower to Lender will be:
7.1.1. Bona fide existing obligations created by the sale and delivery of goods or the rendition of services in the ordinary course of Borrower’s business;
7.1.2. Unconditionally owed and will be paid without the assertion of any Claim; and 7.1.3. Not sales to any entity that is affiliated with Borrower or in any way not an “arms length” transaction.
7.2. There are no actions or proceedings pending by or against Borrower before any court or administrative agency and Borrower does not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower or any Guarantor of the Obligations, except for ongoing collection matters in which Borrower is the plaintiff.
7.3. All financial statements relating to Borrower that have been delivered by Borrower to Lender have been prepared in accordance with GAAP and fairly present Borrower’s financial condition as of the date thereof and Borrower’s results of operations for the period then ended. There has not been a material adverse change in the financial condition of Borrower since the date of the latest financial statements submitted to Lender on or before the date hereof.

8.          Conditions Precedent to All Advances. Subject to the other terms and conditions contained herein, Lender's obligation to make any Credit Accommodation available to Borrower is subject to the satisfaction of, or waiver of, immediately prior to or concurrently with the making of such Credit Accommodation, the following conditions precedent:

8.1. Representations and Warranties. The representations and warranties contained in the Loan Documents shall be true and correct in all respects on and as of the date of such Credit Accommodation.
8.2. No Event of Default. No Event of Default or event that with the giving of notice or passage of time would constitute an Event of Default shall have occurred and be continuing on the date of such Credit Accommodation.
8.3. Payment of All Fees. Borrower shall have paid to Lender all accrued and unpaid fees and other amounts due and payable hereunder and pursuant to the terms hereof.
8.4. Lender’s Priority Interest. Lender shall have a first priority security interest in the Collateral, except as set forth in Exhibit 8.4.

9. Authorization to Lender.

9.1. The Borrower irrevocably authorizes Lender to take any and all appropriate action and to execute any and all documents and instruments, in the name of Borrower, that may be necessary or desirable to accomplish the purposes of this Agreement including the filing on behalf of Borrower with such governmental authorities as are appropriate such documents (including, without limitation, applications, certificates, and tax returns) as may be required for purposes of having Borrower qualified to transact business in a particular state or geographic location.

9.2. Borrower authorizes Lender to accept, endorse and deposit on behalf of Borrower any checks tendered by an account debtor “in full payment” of its obligation to Borrower. Borrower shall not assert against Lender any claim arising therefrom, irrespective of whether such action by Lender effects an accord and satisfaction of Borrower's claims, under §3-311 of the Uniform Commercial Code, or otherwise.

10. Affirmative Covenants. Until full payment of the Obligations and termination of this Agreement, Borrower shall:

10.1. At such times as Lender may request and in the manner specified by Lender, deliver to Lender original invoices, copies of invoices, agreements, proof of rendition of services and delivery of goods and other documents evidencing or relating to the transactions which gave rise to any of the Collateral, together with customer statements, schedules describing the Collateral and confirmatory assignments to Lender thereof, in form and substance satisfactory to Lender, and duly executed by Borrower.
10.2. Immediately advise Lender, in writing, of the assertion of any Claim by an Account Debtor.
10.3. Financial Statements, Reports and Certifications. Furnish to Lender, in form and substance satisfactory to Lender:
10.3.1. Annual Financial Statements. As soon as possible after the end of each fiscal year of Borrower, and in any event within Ninety (90) days thereafter:
10.3.1.1. A complete copy of Borrower's financial statements, including but not limited to (a) the management letter, if any, (b) the balance sheet as of the close of the fiscal year, and (c) the income statement for such year, together with a statement of cash flows, Audited by a firm of independent certified public accountants of recognized standing and acceptable to Lender, or if permitted by Lender in writing, by Borrower; and
10.3.1.2. A statement certified by the chief financial officer of Borrower that Borrower is in compliance with all the terms, conditions, covenants and warranties of this Agreement.
10.3.2. Other Financial Statements. No later than Fifteen (15) days after the close of each month (an “Accounting Period”):
10.3.2.1. Borrower's balance sheet as of the close of such Accounting Period and its income statement for that portion of the then current fiscal year through the end of such Accounting Period certified by Borrower's chief financial officer as being complete, correct, and fairly representing its financial condition and results of operations;
10.3.2.2. Borrower’s accounts receivable and accounts payable agings as of the end of such Accounting Period, as well as its month end inventory report, and an accounts receivable collection report in a form satisfactory to Lender, certified by Borrower's chief financial officer as being complete, correct;
10.3.3. Tax Returns. Copies of each of Borrower's:
10.3.3.1. Federal income tax returns, and any amendments thereto, within ten (10) days of the filing thereof with the Internal Revenue Service; and

10.3.3.2. Federal payroll tax returns within ten (10) days of filing, together with proof, satisfactory to Lender, which all taxes have been paid.
10.3.4. A listing of all Borrower's Inventory, based upon a physical count taken by Borrower every N/A months and whenever requested by Lender.
10.4. Inspections.
10.4.1. During usual business hours, permit Lender, without notice to Borrower, to periodically:
10.4.1.1. Have access to all premises where Collateral is located for the purposes of inspecting (and removing, if after the occurrence of an Event of Default) any of the Collateral, and
10.4.1.2. To inspect, audit, make copies of, and make extracts from Borrower's records as Lender may request.
10.4.2. Without expense to Lender, Lender may use any of Borrower's personnel, equipment, including computer equipment, programs, printed output and computer readable media, supplies and premises for the collection of accounts and realization on other Collateral as Lender, in its sole discretion, deems appropriate.
10.5. Indemnification. Indemnify and save Lender harmless from any and all liability with respect to any stamp or other taxes (other than transfer or income taxes) which may be determined to be payable in connection with the execution of the Loan Documents or any action of Lender with respect to the Collateral, including, without limitation, the transfer of the Collateral to Lender's name or that of Lender's nominee or any purchaser at a foreclosure sale.
10.6. Enforcement of Judgments. Reimburse Lender for all costs and expenses, including attorneys' fees, which Lender incurs in enforcing any judgment rendered in connection with this Agreement. This provision is severable from all other provisions hereof and shall survive, and not be deemed merged into, such judgment.
10.7. Taxes and Expenses Regarding Borrower's Assets.
10.7.1. Make timely payment or deposit of all taxes, assessments or contributions required of Borrower. If Borrower fails to make any such payment or deposit or furnish proof of such payment immediately upon Lender's request, Lender may, in its sole discretion and without notice to Borrower:
10.7.1.1. Make payment of the same or any part thereof; or
10.7.1.2. Set up such reserves against the Obligations as Lender deems necessary to satisfy the liability therefore, or both.
10.7.2. Lender may conclusively rely on statements of the amount owing or other official statements issued by the appropriate governmental agency. Any payment made by Lender shall constitute neither:
10.7.2.1. An agreement by Lender to make similar payments in the future; nor
10.7.2.2. A waiver by Lender of any default under the Loan Documents. Lender need not inquire into, nor contest the validity of, any expense, tax, security interest, encumbrance or lien, and the receipt of the usual official notice requiring the payment thereof shall be conclusive evidence that the same was validly due and owing.
10.8. Change in Name. Give Lender written notice immediately upon forming an intention to change its name, state of organization or form of business organization.
10.9. Maintenance of Insurance.
10.9.1. The Borrower will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. Such insurance shall be in such minimum amounts that the Borrower will not be deemed a co-insurer under applicable insurance laws, regulations, and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Lender. In addition, all such insurance shall be payable to the Lender under a Lender Loss Payable Endorsement. Without limiting the foregoing, the Borrower will:
10.9.1.1. Keep all of its physical property insured with casualty or physical hazard insurance on an “all risks” basis, with broad form flood and earthquake coverage and electronic data processing coverage, with a full replacement cost endorsement and an “agreed amount” clause in an amount equal to 100% of the full replacement cost of such property;
10.9.1.2. Maintain all such workers' compensation or similar insurance as may be required by law;
10.9.1.3. Maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death, or property damage occurring, on, in or about the properties of the Borrower; business interruption insurance; and product liability insurance.
10.9.2. In the event that Borrower fails to maintain such insurance, Lender may obtain such insurance at Borrower’s expense, and, after an Event of Default, to adjust or settle any claim or other matter under or arising pursuant to such insurance or to amend or cancel such insurance.
10.10. Notwithstanding that Borrower has agreed to pay the Misdirected Payment Fee, Borrower shall pay to Lender on the next banking day following the date of receipt by Borrower the amount of any proceeds of Accounts received by Borrower.
10.11. Access to Electronic Information. Borrower hereby permits Lender at any time to access electronically information concerning any accounts maintained by Borrower with any bank or other financial institution so long as such access is in furtherance of, or to monitor compliance with, the terms of this Agreement, and Borrower shall provide Lender with all necessary access codes, passwords and the like to carry out the provisions hereof.

11. Negative Covenants. Borrower will not:

11.1. Modify Account Obligations. After an Event of Default, (i) grant any extension of time for payment of any Accounts, (ii) compromise or settle any Accounts for less than the full amount thereof, (iii) release in whole or in part any Account Debtor; or (iv) grant any credits, discounts, allowances, deductions, return authorizations, or the like with respect to any Accounts.
11.2. Negative Pledge. Hereafter grant any lien upon the Collateral except in favor of Lender.
11.3. Mergers, etc. Enter into any acquisition, merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business, property, or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all of the properties, assets, stock, or other evidence of beneficial ownership of any entity.
11.4. Transfer of Assets. Enter into any transaction not in the ordinary and usual course of Borrower’s business, including the sale, lease, or other disposition of, moving, relocation, or transfer, whether by sale or otherwise, of any of Borrower’s assets (other than sales of Inventory to buyers in the ordinary course of Borrower’s business as currently conducted).
11.5. Change of Name. Change Borrower’s name, Federal Employer Identification Number, business structure, or identity, or add any new fictitious name.
11.6. Suspension of Business. Suspend or go out of a substantial portion of its business.
11.7. Financial Covenant. Permit its tangible net worth at any time to be less than the Minimum Tangible Net Worth;

12. Events of Default. Each of the following events or conditions shall constitute an “Event of Default”:

12.1. Borrower defaults in the performance of any payment obligation due hereunder; 12.2. Borrower is in default with respect to any present or future agreement with Lender; 12.3. The Obligations at any time exceed the Allowable Amount;
12.4. Borrower or any Guarantor fails to pay any indebtedness for borrowed funds when due or fails to perform or observe any term, covenant, or condition of any agreement relating to any such indebtedness, if the effect of such failure to perform or observe is the acceleration of the maturity of such indebtedness, whether or not such failure is waived by the obligee of such indebtedness; or any such indebtedness is declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof.
12.5. An order for relief is entered against any Obligor by any United States Bankruptcy Court; or any Obligor does not generally pay its debts as they become due (within the meaning of 11 U.S.C. 303(h) as at any time amended, or any successor statute thereto); or any Obligor makes an assignment for the benefit of creditors; or any Obligor applies for or consents to the appointment of a custodian, receiver, trustee, or similar officer for it or for all or any substantial part of its assets, or such custodian, receiver, trustee, or similar officer is appointed without the application or consent of any Obligor; or any Obligor institutes (by petition, application, answer, consent, or otherwise) any bankruptcy, insolvency, reorganization, moratorium, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application, or otherwise) against any Obligor; or any judgment, writ, warrant of attachment, execution, or similar process shall be issued or levied against a substantial portion of the property of any Obligor;
12.6. An adverse change occurs with respect to the financial condition or operations of Borrower which results in a material impairment of the prospect of repayment of the Obligations;
12.7. A sale, hypothecation or other disposition is made of forty (40%) percent or more of the beneficial interest in any class of voting stock of Borrower;
12.8. Any Guarantor defaults in the performance of its obligations to Lender or shall notify Lender of its intention to rescind, modify, terminate or revoke its guaranty or it shall cease to be in full force and effect for any reason whatever;

12.9. Any Subordinating Creditor fails to perform or observe any of such Subordinating Creditor's obligations under any Subordination Agreement, or notifies Lender of the Subordinating Creditor's intention to rescind, modify, terminate or revoke the Subordination Agreement with respect to future transactions, or the Subordination Agreement ceases to be in full force and effect for any reason whatsoever;
12.10. Any of the Key Employees fails to devote one hundred (100%) percent of their efforts in furtherance of the business affairs of Borrower for any one month, or ceases to be employed by Borrower in the capacity that such employee held as of the date of this Agreement;
12.11. Any provision of this Agreement or any of the Loan Documents ceases, for any reason, to be valid and binding on Borrower.

13.                  Remedies.

13.1. Upon the occurrence of any Event of Default all Obligations shall accrue interest at the Default Rate and Lender may:
13.1.1. Declare this Agreement and all of Lender's obligations hereunder terminated;
13.1.2. Declare all Obligations to be immediately due and payable, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Borrower;
13.1.3. Take or bring, in the name of Lender or Borrower, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to effect collection of or other realization upon any Collateral;
13.1.4. Change the address for delivery of Borrower’s mail to Lender and to receive and open mail addressed to Borrower;
13.1.5. Extend the time of payment of, compromise, or settle for cash, credit, return of merchandise, any and all Monetary Collateral and discharge or release any Obligated Party without affecting any of the Obligations; and/or
13.1.6. Execute, file and serve, in its own name or in the name of Borrower, mechanics lien or similar notices, or claims under any payment or performance bond for the benefit of Borrower.
13.2. BORROWER WAIVES ANY REQUIREMENT THAT LENDER INFORM BORROWER BY AFFIRMATIVE ACT OR OTHERWISE OF ANY ACCELERATION OF BORROWER'S OBLIGATIONS HEREUNDER. FURTHER, LENDER'S FAILURE TO CHARGE OR ACCRUE INTEREST OR FEES AT ANY “DEFA ” OR “PAST DUE” RAT
SHALL NOT BE DEEMED A WAIVER BY LENDER OF ITS CLAIM THERETO.

14.                  Standards for Exercising Remedies. To the extent that applicable law imposes duties on the Lender to exercise remedies in a commercially reasonable manner, the Borrower acknowledges and agrees that it is not commercially unreasonable for the Lender:

14.1. To not incur expenses to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;
14.2. To fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of;

14.3. To fail to exercise collection remedies against Account Debtors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral;
14.4. To exercise collection remedies against Account Debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists;
14.5. To advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature;
14.6. To hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature;
14.7. To dispose of Collateral by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets;
14.8. To dispose of assets in wholesale rather than retail markets;
14.9. To disclaim all disposition warranties; or
14.10. To purchase insurance or credit enhancements to insure the Lender against risks of loss, collection or disposition of Collateral or to provide to the Lender a guaranteed return from the collection or disposition of Collateral.
14.11. Borrower acknowledges that the purpose of this Section 14 is to provide non-exhaustive indications of what actions or omissions by the Lender would not be commercially unreasonable in the Lender’s exercise of remedies against the Collateral and that other actions or omissions by the Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained herein shall be construed to grant any rights to the Borrower or to impose any duties on the Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 14.

15.        Proceeds and Expenses of Dispositions. Borrower shall pay to the Lender on demand any and all expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Lender in protecting, preserving, or enforcing the Lender's rights under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale of the Obligations or Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as the Lender may determine, notwithstanding contrary instructions received by Lender from the Borrower or any other third party.

16.        Attorneys Fees and Expenses. Borrower agrees to reimburse Lender on demand for:

16.1. The actual amount of all costs and expenses, including attorneys' fees, which Lender has incurred or may incur in:
16.1.1. Negotiating, preparing, or administering this Agreement and any documents prepared in connection herewith;
16.1.2. Any way arising out of this Agreement;
16.1.3. Protecting, preserving or enforcing any lien, security interest or other right granted by Borrower to Lender or arising under applicable law, whether or not suit is brought, including but not limited to the defense of any Avoidance Claims;

16.2. The actual costs, including photocopying (which, if performed by Lender’s employees, shall be at the rate of $.10/page), travel, and attorneys' fees and expenses incurred in complying with any subpoena or other legal process attendant to any litigation in which Borrower is a party; or
16.3. The actual amount of all costs and expenses, including attorneys' fees, which Lender may incur in enforcing this Agreement and any documents prepared in connection herewith, or in connection with any federal or state insolvency proceeding commenced by or against Borrower, including those (i) arising out the automatic stay, (ii) seeking dismissal or conversion of the bankruptcy proceeding or (iii) opposing confirmation of Borrower's plan thereunder.

17.        Termination.

17.1. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Lender and shall continue in full force and effect until the end of the Initial Term.
17.2. This Agreement shall be automatically extended for successive Renewal Terms unless (i) Borrower has given Lender at least sixty days’ prior written notice, or (ii) Lender has given Borrower at least ten days’ prior written notice, of their respective intention to have this Agreement terminate at the end of a Contractual Termination Date.
17.3. Upon the Termination Date, the unpaid balance of the Obligations shall be due and payable without demand or notice.
17.4. Exposed Payments.
17.4.1. Upon termination of this Agreement, Borrower shall pay to Lender (or Lender may retain), to hold in a non-segregated non-interest bearing account the amount of all Exposed Payments (the “Preference Reserve”).
17.4.2. Lender may charge the Preference Reserve with the amount of any Exposed Payments which Lender pays to the bankruptcy estate of the Account Debtor which made the Exposed Payment, on account of a claim asserted under Section 547 of the Bankruptcy Code.
17.4.3. Lender shall refund to Borrower from time to time that balance of the Preference Reserve for which a claim under Section 547 of the Bankruptcy Code can no longer be asserted due to the passage of the statute of limitations, settlement with the bankruptcy estate of the Account Debtor or otherwise.

18.        Revocation of Borrower's Right to Sell Inventory Free and Clear of Lender's  Security Interest.

Lender may, upon the occurrence of an Event of Default, revoke Borrower's right to sell Inventory free and clear of Lender's security interest therein.

19. No Lien Termination without Release. In recognition of the Lender's right to have its attorneys' fees and other expenses incurred in connection with this Agreement secured by the Collateral, notwithstanding payment in full of all Obligations by Borrower, Lender shall not be required to record any terminations or satisfactions of any of Lender's liens on the Collateral unless and until Borrower and any Guarantors of the Obligations have executed and delivered to Lender a general release in the form of Exhibit 19. Borrower understands that this provision constitutes a waiver of its rights under §9-513 of the UCC.

20.        Account Stated.   Lender shall render to Borrower a statement setting forth the transactions arising hereunder. Each statement shall be considered correct and binding upon Borrower, absent manifest error, as an account stated, except to the extent that Lender receives, within thirty (30) days after the mailing of such statement, written notice from Borrower of any specific exceptions by Borrower to that statement.

21.        Retention of Records. Lender shall retain any documents, schedules, invoices or other papers delivered by Borrower only for such period as Lender, at its sole discretion, may determine necessary, after which time Lender may destroy such records without notice to or consent from Borrower.

22.        Notices to Third Parties. Lender shall have the right at any time to give any Guarantor or Subordinating Creditor notice of any fact or event relating to this Agreement, as Lender may deem necessary or desirable in Lender's sole discretion, including, without limitation, Borrower's financial condition. Borrower shall provide to each Guarantor and Subordinating Creditor a copy of each notice, statement or report required to be given to Lender hereunder.

23.        Information to Participants. Lender may furnish any financial or other information concerning Borrower, or any of its subsidiaries, heretofore or hereafter provided by Borrower to Lender, pursuant to this Agreement or otherwise, to any prospective or actual purchaser of any participation or other interest in any loans made by Lender to Borrower (whether under this Agreement or otherwise), or to any prospective purchaser of any securities issued or to be issued by Lender.

24.        Entire Agreement. No promises of any kind have been made by Lender or any third party to induce Borrower to execute this Agreement. No course of dealing, course of performance or trade usage, and no parole evidence of any nature, shall be used to supplement or modify any terms of this Agreement.

25.        Notice.

25.1. All notices required to be given to any party other than Lender shall be deemed given upon the first to occur of (i) deposit thereof in a receptacle under the control of the United States Postal Service, (ii) transmittal by electronic means to a receiver under the control of such party; or (iii) actual receipt by such party or an employee or agent of such party. All notices to Lender shall be deemed given upon actual receipt by a responsible officer of Lender.
25.2. The addresses of the parties are as set forth below or as may otherwise be specified from time to time in a writing sent by one party to the other in accordance with the provisions hereof:

BORROWER

Address:	10500 N.E. 8th Street, Suite 1400
Bellevue, WA 98004

Attention:	Paul Campbell
Telephone:	(425) 749-3600
Fax Number:	(425) 749-3601

LENDER

Address:	14205 S.E. 36th Street, Suite 350
Bellevue, WA 98006

Attention:	Douglas L. McDonald
Telephone:	425-747-9090
Fax Number:	425-747-1404

25.3. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement, and any party delivering such an executed counterpart of the signature page to this Agreement by facsimile to any other party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

26.        Amendment and Waiver. Only a writing signed by all parties hereto may amend this Agreement. No failure or delay in exercising any right hereunder shall impair any such right that Lender may have, nor shall any waiver by Lender hereunder be deemed a waiver of any default or breach subsequently occurring. Lender’s rights and remedies herein are cumulative and not exclusive of each other or of any rights or remedies that Lender would otherwise have.

27.        Governing Law. This Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the internal laws of the Chosen State.

28.        Venue. Any suit, action or proceeding arising hereunder, or the interpretation, performance or breach hereof, shall, if Lender so elects, be instituted in any court sitting in the Chosen State, in the city in which Lender’s chief executive office is located, or if none, any court sitting in the Chosen State (the “Acceptable Forums”). Borrower agrees that the Acceptable Forums are convenient to it, and submits to the jurisdiction of the Acceptable Forums and waives any and all objections to jurisdiction or venue. Should such proceeding be initiated in any other forum, Borrower waives any right to oppose any motion or application made by Lender to transfer such proceeding to an Acceptable Forum.

29.        Jury Trial Waiver. IN RECOGNITION OF THE HIGHER COSTS AND DELAY WHICH MAY RESULT FROM A JURY TRIAL, THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING HEREUNDER, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

30.        Service Of Process. Borrower agrees that Lender may effect service of process upon Borrower by regular mail at the address set forth in this Agreement, or at the option of Lender if Borrower is a Registered Organization, by service upon Borrower’s agent for the service of process.

31. Assignment. Lender may assign its rights and delegate its duties hereunder. Upon such assignment, Borrower shall be deemed to have attorned to such assignee and shall owe the same obligations to such assignee and shall accept performance hereunder by such assignee as if such assignee were Lender.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

BORROWER:	eMagin Corporation

	By:	/s/
Name: Paul Campbell
Title: Chief Financial Officer

LENDER:	Access Business Finance, LLC

	By:	/s/
Name
Title

EXHIBIT 6.2

BLOCKED ACCOUNT CONTROL AGREEMENT
(WITH LOCKBOX SERVICES)

U.S. Bank National Association

__________________________________________________________
Attention

__________________________________________________________
Street Address

__________________________________________________________
City                                 State                                           Zip

Ladies and Gentlemen:

    Please be advised that pursuant to certain agreements between   __________________________________"Company" and__________________________  ("Lender"), Company will cause all checks, drafts and other orders of payments made payable to Company to be mailed to a lockbox (the "Lockbox") maintained at U.S. Bank National Association ("Depositary Bank").All payments mailed to the Lockbox shall be deposited to deposit account number(s)______________________________________  (such account(s), together with all substitutions and replacements therefore, the “Deposit Account”) located at Depositary Bank, and subject to the terms of the Deposit Agreements (defined below).

1. Deposit Agreements. The terms and conditions of this Agreement are in addition to any deposit account agreements and other related agreements that Company has with Depositary Bank, including without limitation all agreements concerning banking products and services, treasury management documentation, account booklets containing the terms and conditions of the Deposit Account, signature cards, fee schedules, disclosures, specification sheets and change of terms notices (collectively, the "Deposit Agreements"). The provisions of this Agreement shall supersede the provisions of the Deposit Agreements only to the extent the provisions herein are inconsistent with the Deposit Agreements, and in all other respects, the Deposit Agreements shall remain in full force and effect. All items received at the Lockbox and deposited into the Deposit Account shall be processed according to the provisions of the Deposit Agreements, as amended by this Agreement.

2. Security Interest. Company has granted to Lender a security interest in, among other property, the Lockbox, the Deposit Account and all credits or proceeds thereto and all monies, checks and other instruments held or deposited therein (all of which shall be included in the definition of the “Deposit Account”). Company represents and warrants that there are no perfected liens or encumbrances with respect to the Deposit Account and covenants with Lender that it shall not enter into any acknowledgment or agreement that gives any other person or entity except Lender control over, or any other security interest, lien or title in, the Deposit Account.

3.Control. In order to provide Lender with control over the Deposit Account, Company agrees that

Depositary Bank may comply with any and all orders, notices, requests and other instructions originated by Lender directing disposition of the funds in the Deposit Account without any further consent from Company, even if such instructions are contrary to any of Company’s instructions or demands or result in Depositary Bank dishonoring items which may be presented for payment. Company agrees that instructions from Lender may include the giving of stop payment orders for any items presented to the Deposit Account, instructions to transfer funds to or for the benefit of Lender or any other person or entity, and instructions to close the Deposit Account.

4.Access to Deposit Account. [CHECK ONE BOX ONLY]

☐
(a) The Deposit Account shall be under the sole dominion and control of Lender. Neither Company, nor any other person or entity, acting through or under Company, shall have any control over the use of, or any right to withdraw any amount from, the Deposit Account. Depositary Bank is hereby authorized and instructed to transfer all available funds (subject to Depositary Bank's funds availability policy) in the Deposit Account to such account and at such times as Lender may direct in writing to Depositary Bank.

☐
(b) The Deposit Account shall be under the control of Lender; provided, that unless and until Depositary Bank receives Lender’s written notice that Company’s access to the funds in the Deposit Account is terminated, Depositary Bank shall honor Company’s instructions, notices and directions with respect to the transfer or withdrawal of funds from the Deposit Account, including paying or transferring the funds to Company or any other person or entity.

Upon receipt of a written notice from Lender instructing Depositary Bank to terminate Company's access to funds in the Deposit Account, Depositary Bank shall transfer all available funds (subject to Depositary Bank's funds availability policy) in the Deposit Account in accordance with Lender's written instructions.

As for any such written notice sent under this subsection (b) to Depositary Bank, Depositary Bank shall endeavor to promptly transfer to Lender the available funds as referenced above, but Depositary Bank shall not be obligated to do so until it provides written confirmation to Lender that it received Lender’s notice of direction.

 5. Subordination by Depositary Bank. Company and Depositary Bank acknowledge notice of and recognize Lender's continuing security interest in the Deposit Account and in all items deposited in the Deposit Account and in the proceeds thereof. Depositary Bank hereby subordinates any statutory or contractual right or claim of offset or lien resulting from any transaction which involves the Deposit Account if Section 4(a) is checked above or upon Depositary Bank's confirmation of receipt of Lender's notice under Section 4(b). Notwithstanding the preceding sentence, in the event any fees and expenses ('Fees') related to the Deposit Account go unpaid or any checks or other items which were deposited or credited to the Deposit Account are returned, reversed, refunded or charged back for insufficient funds or for any other reason (“Returned Items”), Depositary Bank may charge the Deposit Account or other accounts of Company maintained at Depositary Bank. If there are insufficient funds in the Deposit Account or any of Company's other accounts to cover the Fees and Returned Items, Company agrees to immediately reimburse Depositary Bank for the amount of such shortfall. If Company fails to pay the amount demanded by Depositary Bank, Lender agrees to reimburse Depositary Bank within three (3) business days of demand thereof by Depositary Bank for any Returned Items to the extent Lender received payment in respect thereof pursuant to section 4.

6.                 Indemnity. Company agrees to defend, indemnify and hold Depositary Bank and its directors, officers, employees, attorneys, successors and assigns (collectively "Depositary Bank") harmless from and against any and all claims, losses, liabilities, costs, damages and expenses, including, without limitation, reasonable legal and accounting fees (collectively, "Claims"), arising out of or in any way related to this Agreement, excepting only liability arising out of Depositary Bank's gross negligence or willful misconduct. Without regard to Company's indemnification obligations to Depositary Bank, Lender agrees to: (i) reimburse Depositary Bank for any Returned Items (the proceeds of which were received by Lender) and (ii) defend, indemnify and hold Depositary Bank harmless from and against any and all Claims arising out of Depositary Bank's compliance with Lender's instructions. Lender's obligations to Depositary Bank hereunder shall in no way operate to release Company from its obligations to Lender and shall not impair any rights or remedies of Lender to collect any such amounts from Company. IN NO EVENT WILL DEPOSITARY BANK

BE LIABLE FOR ANY INDIRECT DAMAGES, LOST PROFITS, SPECIAL, PUNITIVE, OR CONSEQUENTIAL
DAMAGES WHICH ARISE OUT OF OR IN CONNECTION WITH THE SERVICES CONTEMPLATED BY THIS
AGREEMENT EVEN IF DEPOSITARY BANK HAS BEEN INFORMED OF THE POSSIBILITY OF SUCH
DAMAGES.

7. Depositary's Bank's Responsibility. The duties of Depositary Bank are strictly limited to those set forth in this Agreement and Depositary Bank is not acting as a fiduciary for any party hereto. Depositary Bank shall be protected in relying on any form of instruction or other notice purporting to be from Lender which Depositary Bank, in good faith, believes to be genuine and what it purports to be. Depositary Bank shall have no duty to inquire as to the genuineness, validity, or enforceability of any such instruction or notice even if Company notifies Depositary Bank that Lender is not legally entitled to originate any such instruction or notice. The Deposit Account and all actions and undertakings by Depositary Bank shall be subject to all rules and regulations relating to the Deposit Account and to applicable law.

8. Termination. This Agreement shall not be terminable by Company so long as any obligations of Company to Lender are outstanding and unpaid. This Agreement may be terminated by Depositary Bank upon thirty (30) days prior written notice to all parties; provided, however, that Depositary Bank may terminate this Agreement immediately in the event Lender fails to make payments to Depositary Bank in accordance with section 5 above. This Agreement may be terminated by Lender in a writing sent to Depositary Bank in which Lender releases Depositary Bank from any further obligation to comply with instructions originated by Lender with respect to the Deposit Account. Any available funds remaining in the Deposit Account upon termination or deposited in thereafter shall be transferred in accordance with the provisions of section 4 above after deduction for any amounts otherwise reimbursable to Depositary Bank as provided hereunder. Termination shall not affect the rights and obligations of any party hereto with respect to any period prior to such termination.

9. Legal Process and Insolvency. In the event Depositary Bank receives any form of legal process concerning the Deposit Account, including, without limitation, court orders, levies, garnishments, attachments, and writs of execution, or in the event Depositary Bank learns of any insolvency proceeding concerning Company, including, without limitation, bankruptcy, receivership, and assignment for the benefit of creditors, Depositary Bank will respond to such legal process or knowledge of insolvency in the normal course or as required by law.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota. The parties agree that Minnesota is the "bank's jurisdiction" for purposes of the Uniform Commercial Code.

11. Notices. Except as otherwise provided in this Agreement, all notices and other communications required under this Agreement shall be in writing and may be personally served or sent by United States Mail or courier or by facsimile, and shall be deemed given when delivered in person or received by facsimile or upon deposit in the United States Mail or with such courier at the address specified below. Any party may change its address for notices hereunder by notice to all other parties given in accordance with this section 11.

Company:

Attn:
Facsimile:
Telephone:

Lender:

Attn:
Facsimile:
Telephone:

Depositary Bank:	U.S. Bank National Association

Attn:
Facsimile:
Telephone:

12. Miscellaneous. This Agreement shall bind and benefit the parties and their respective successors and assigns. This Agreement may be amended only with the prior written consent of all parties hereto. None of the terms of this Agreement may be waived except as Depositary Bank may consent thereto in writing. No delay on the part of Depositary Bank in exercising any right, power or privilege hereunder shall operate as a waiver hereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude other or further exercise thereof or the exercise of any right, power or privilege. The rights and remedies specified herein are cumulative and are not exclusive of any rights or remedies which Depositary Bank would otherwise have.

13. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

14. Jury Trial Waiver. COMPANY, LENDER AND DEPOSITARY BANK HEREBY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY JUDICIAL PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT OR SERVICES RENDERED IN CONNECTION WITH THIS AGREEMENT.

Dated as of:	Very truly yours,
COMPANY

	By:	/s/
Name
Title

LENDER

By:

Name:

Title:

ACCEPTED:	U.S. BANK NATIONAL ASSOCIATION
DEPOSITARY BANK

By:
Name:
Title:

EXHIBIT 6.4.4

[Form of Notification Letter]

[Letterhead of Lender]

Date:
[Name and address of Account Debtor]

Re: eMagin Corporation (Ih3 “HLI3&t”L

Ladies and Gentlemen:

We are pleased to advise that, to enable the Client to better service its customers, the Client has assigned its present and future accounts to us.

To the extent that you are now indebted or may in the future become indebted to the Client on an account or a general intangible, payment thereof is to be made payable to us and not to the Client or any other entity. Payment in any other way will not discharge this obligation.

The payments should be mailed to us at the following address:

This letter may only be revoked by a writing signed by one of our officers.

To assist us in applying payments please fax a copy of this letter to us indicating your Federal Tax I.D. Number in this space:.

Thank you.
Very truly yours,
Access Business Finance L.L.C.

By:	/s/
Name
Title

Authorized

eMagin Corporation

By:   _______________
Name:  _____________
Title:  ______________

EXHIBIT 8.4

[Exceptions to Lender’s first priority interest]

EXHIBIT 19

GENERAL RELEASE
FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, the undersigned and each of them (collectively “Releasor”) hereby forever releases, discharges and acquits Access Business Finance, LLC (“Releasee”), its parent, directors, shareholders, agents and employees, of and from any and all claims of every type, kind, nature, description or character, and irrespective of how, why, or by reason of what facts, whether heretofore existing, now existing or hereafter arising, or which could, might, or may be claimed to exist, of whatever kind or name, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length, to the extent that they arise out of or are in any way connected to or are related to that certain Loan and Security Agreement dated September 1, 2009.

Releasor agrees that the matters released herein are not limited to matters that are known or disclosed.

Releasor acknowledges that factual matters now unknown to it may have given or may hereafter give rise to Claims which are presently unknown, unanticipated and unsuspected, and it acknowledges that this Release has been negotiated and agreed upon in light of that realization and that it nevertheless hereby intends to release, discharge and acquit the Releasee from any such unknown Claims.

Acceptance of this Release shall not be deemed or construed as an admission of liability by any party released.

Releasor acknowledges that either (a) it has had advice of counsel of its own choosing in negotiations for and the preparation of this release, or (b) it has knowingly determined that such advice is not needed.

DATED:

Entity Releasor:                                                           eMagin Corporation

By:   _________________________
Name:  _______________________
Title:     _______________________